Exhibit 99.1
Financial Statements of Free and Clear, Inc.
Table of Contents

Page

Report of Independent Public Accounting Firm dated February 5, 2010;	1

Balance Sheets as of September 28, 2009 (unaudited) and December 31, 2008;	2

Statements of Income for the period ended September 28, 2009 (unaudited), the nine months ended September 30, 2008 (unaudited) and the year ended December 31, 2008;	3

Statements of Changes in Stockholders’ Deficit for the period ended September 28, 2009 (unaudited) and the year ended December 31, 2008;	4

Statements of Cash Flows for the period ended September 28, 2009 (unaudited), the nine months ended September 30, 2008 (unaudited) and the year ended December 31, 2008; and	5

Notes to Financial Statements	6 - 18

Report of Independent Registered Public Accounting Firm
Board of Directors
Free & Clear, Inc.
Seattle, Washington
We have audited the accompanying balance sheet of Free & Clear, Inc. (the “Company”) as of December 31, 2008 and the related statements of income, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Free & Clear, Inc. as of December 31, 2008 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.
Stonefield Josephson, Inc.
Los Angeles, California
February 5, 2010

FREE & CLEAR, INC.
BALANCE SHEETS

	September 28, 2009	December 31,
	(unaudited)	2008
ASSETS
Current assets:
Cash and cash equivalents	$7,537,374	$6,142,213
Accounts receivable, net of allowances of $193,000 and $30,000 at September 28, 2009 (unaudited) and December 31, 2008, respectively	8,616,490	9,665,580
Accounts receivable from related parties	139,000	43,000
Inventory (Note 2)	497,798	521,467
Prepaid expenses	945,677	541,794
State taxes receivable	13,000	4,400
Deferred tax asset — current (Note 5)	447,000	180,700

Total current assets	18,196,339	17,099,154

Furniture, equipment and software, net (Notes 3 & 4)	3,393,152	3,822,555
Deferred tax asset — noncurrent (Note 5)		68,500

Total assets	$21,589,491	$20,990,209

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,095,118	$1,469,466
Accrued expenses	743,808	395,669
Accrues payroll, benefits and taxes	2,473,058	2,104,463
Deferred revenue	872,084	2,895,672
Income taxes payable	288,000	129,500
Current portion of long-term debt (Note 9)	533,333	929,421

Total current liabilities	6,005,401	7,924,191

Deferred rent (Note 7)	529,352	496,857
Deferred tax liability — noncurrent (Note 5)	5,000	0
Long-term debt less current portion (Note 9)	755,556	468,222

Total liabilities	7,295,309	8,889,270

Commitments & contingencies (Notes 7 and 9)

Redeemable preferred stock (Note 10)
Series A-1 - $0.001 par value Authorized, issued and outstanding: 10,125,000 shares	15,821,405	15,069,658
Series B-1 - $0.001 par value Authorized: 2,600,000 shares Issued and outstanding: 2,564,103 shares	10,212,330	9,655,481

Total redeemable preferred stock	26,033,735	24,725,139

Stockholders’ deficit (Note 11)
Common stock — $0.001 par value Authorized: 24,000,000 shares Issued and outstanding: 3,077,321 shares at September 28, 2009 (unaudited) and 2,907,020 shares at December 31, 2008	3,077	2,907
Additional paid in capital	(12,481,096)	(12,615,154)
Costs associated with equity issuance	(11,953)	(11,953)
Retained earnings	750,419	0

Total stockholders’ deficit	(11,739,553)	(12,624,200)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$21,589,491	$20,990,209

The accompanying notes are an integral part of these financial statements

FREE & CLEAR, INC.
STATEMENTS OF INCOME

	Period from January
	1, 2009 to	Nine Months Ended
	September 28, 2009	September 30, 2008	Year Ended
	(unaudited)	(unaudited)	December 31, 2008

Revenue:
Net service revenue *	$32,938,455	$27,108,346	$37,393,113
Net product revenue *	9,528,737	6,745,291	9,253,907
Grant income	485,170	395,569	498,737

Total Revenue	42,952,362	34,249,206	47,145,757

Cost of Sales:
Direct expenses	10,974,081	8,962,077	12,229,905
Product costs	7,967,670	5,626,803	7,466,511

Total Cost of Sales	18,941,751	14,588,880	19,696,416

Gross Profit	24,010,611	19,660,326	27,449,341

Indirect Expenses:
Salaries and wages	10,638,841	8,947,262	12,317,378
Payroll taxes and benefits	1,739,724	1,613,154	2,106,761
Contractual services	1,318,426	925,661	1,433,168
Other administrative and general	5,348,814	4,568,873	6,374,840
Write-off of previously capitalized software (Note 4)	1,809,330

Total Indirect Expense	20,855,135	16,054,950	22,232,147

Other Income (Expense):
Interest expense	(33,976)	(65,818)	(80,435)
Interest income	12,850	113,825	123,048

Income from Operations Before Income Taxes	3,134,350	3,653,383	5,259,807

Income tax benefit (provision)	(1,075,335)	(4,400)	4,095

Net Income	$2,059,015	$3,648,983	$5,263,902

*	Including sales to related parties in the amount of $1,350,000, $1,102,000 and $1,130,000 for the year ended December 31, 2008, the nine months ended September 30, 2008 (unaudited) and the period January 1, 2009 to September 28, 2009 (unaudited).
The accompanying notes are an integral part of these financial statements

FREE & CLEAR, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

				Retained
	Common Stock		Additional Paid	Earnings
	Shares	Amount	in Capital	(Deficit)	Offering Costs	Total

Balance, December 31, 2007	1,893,184	$1,893	($5,095,090)	($5,245,173)	($11,953)	($10,350,323)

Net income				$5,263,902		$5,263,902

Stock options exercised	1,013,836	$1,014	$184,270			$185,284

Stock based compensation			$39,436			$39,436
Increase in redemption value of redeemable preferred stock			($1,743,770)	($18,729)		($1,762,499)

Capital repayment dividend			($6,000,000)			($6,000,000)

Balance, December 31, 2008	2,907,020	$2,907	($12,615,154)	$0	($11,953)	($12,624,200)

Net income (unaudited)				$2,059,015		$2,059,015

Stock options exercised (unaudited)	170,301	$170	$61,014			$61,184

Stock based compensation (unaudited)			$73,044			$73,044
Increase in redemption value of redeemable preferred stock (unaudited)				($1,308,596)		($1,308,596)

Balance, September 28, 2009 (unaudited)	3,077,321	$3,077	($12,481,096)	$750,419	($11,953)	($11,739,553)

The accompanying notes are an integral part of these financial statements

FREE & CLEAR, INC.
STATEMENTS OF CASH FLOWS

	Period from
	January 1, 2009 to	Nine Months Ended
	September 28, 2009	September 30, 2008	Year Ended
	(unaudited)	(unaudited)	December 31, 2008

Cash Flows from Operating Activities
Net income	$2,059,015	$3,648,983	$5,263,902
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	495,831	666,694	860,688
Impairment of capitalized software	1,809,330
Stock compensation expense	73,044	17,702	39,436
Deferred income taxes	(192,800)		(249,200)
Changes in operating assets and liabilities:
Accounts receivable	953,090	(1,322,798)	(3,442,560)
Inventory	23,669	231,428	201,757
Prepaid expenses	(403,883)	(46,579)	(144,171)
Accounts payable	(374,348)	(551,062)	80,473
Accrued expenses	348,139	18,976	31,799
Accrued payroll, benefits and taxes	368,595	(107,764)	154,757
Income taxes receivable/payable	149,900	(89,473)	122,500
Deferred revenue	(2,023,588)	164,593	1,471,371
Deferred rent	32,495	63,615	77,925

Net Cash Provided by Operating Activities	3,318,489	2,694,315	4,468,677

Cash Flows from Investing Activities
Payments for software development costs and equipment purchases	(1,875,758)	(1,471,259)	(2,123,092)

Net Cash Used in Investing Activities	(1,875,758)	(1,471,259)	(2,123,092)

Cash Flows from Financing Activities
Proceeds from long-term debt	1,600,000	521,853	566,054
Principal payments on long-term debt	(1,708,754)	(515,362)	(779,512)
Proceeds from issuance of common stock	61,184	185,215	185,284
Payments for capital repayment dividend		(6,000,000)	(6,000,000)

Net Cash Used in Financing Activities	(47,570)	(5,808,294)	(6,028,174)

Net Change in Cash and Cash Equivalents	1,395,161	(4,585,238)	(3,682,589)

Cash and Cash Equivalents, beginning of period	$6,142,213	$9,824,802	9,824,802

Cash and Cash Equivalents, end of period	$7,537,374	$5,239,564	$6,142,213

Supplemental Cash Flow Information
Cash paid for interest	$32,131	$58,957	$87,358

Cash paid for income taxes	$1,118,380	$81,950	$119,550

Supplemental disclosure of noncash investing and financing activities:
Increase in redemption value of redeemable preferred stock	($1,308,596)	($1,323,082)	($1,762,499)

The accompanying notes are an integral part of these financial statements

FREE & CLEAR, INC.
Notes to Financial Statements

Note 1 — Nature of Operations and Significant Accounting Policies
Basis of Presentation of Financial Information — The accompanying financial statements include the accounts of of Free & Clear, Inc. (the “Company”). Financial statements for the nine months ended September 30, 2008, and the period from January 1, 2009 to September 28, 2009 are unaudited. The financial statements as of September 28, 2009 reflect amounts immediately prior to the close of the Company’s acquisition by Alere LLC (See Note 13). In the opinion of management, the unaudited financial statements contain all adjustments considered normal and recurring and necessary for their fair presentation. Interim results are not necessarily indicative of results to be expected for the year. These interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.
Nature of Operations — The Company specializes in phone-based cognitive behavioral coaching and web-based learning to help individuals adopt healthy behaviors to avoid the onset of chronic disease. The Company also offers products as part of the programs. Substantially all of the Company’s revenues are derived in the United States.
Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Equivalents — The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.
Trade Accounts Receivable — Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance. Changes in the valuation allowance have not been material to the financial statements.
Inventories — The Company’s inventory is valued using the average costing method. Shipping and handling costs related to the sale of nicotine replacement therapy products are included in cost of sales in the statement of income and totaled $1,271,209 for the year ended December 31, 2008 and $921,921 and $1,440,158 for the nine months ended September 30, 2008 (unaudited) and the period from January 1, 2009 to September 28, 2009 (unaudited), respectively.
Property and Equipment — The Company capitalizes assets with a cost greater than $500 and an estimated useful life of one or more years. Depreciation is computed utilizing the straight-line method and the following estimated useful lives:

Furniture and equipment	5 years
Computer hardware	3 years
Computer software	3 years
Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life. The costs of repairs and maintenance are expensed as incurred. The costs of renewals, replacements and betterments are capitalized.

FREE & CLEAR, INC.
Notes to Financial Statements

Advertising — Advertising costs are expensed as they are incurred and totaled $581,839 for the year ended December 31, 2008, and $346,475 and $707,695 for the nine months ended September 30, 2008 (unaudited) and the period from January 1, 2009 to September 28, 2009 (unaudited), respectively.
Concentrations — The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with FDIC insured financial institutions. At December 31, 2008, the Company had cash on deposit in excess of the federally insured limits.
One customer accounted for approximately 11% and 10% of revenue and had an accounts receivable balance of $1,258,914 and $438,337 as of and for the year ended December 31, 2008 and the period from January 1, 2009 to September 28, 2009 (unaudited), respectively.
Revenue Recognition — The Company recognizes revenue from its various programs as services are provided. Payment for services are generally received in advance and revenues are deferred until earned. Product revenue is recognized when shipments are made. Products include tobacco cessation kits, nicotine replacement therapy products and weight management products. The Company provides both services and products under certain agreements. These agreements are treated as multiple-element arrangements under which the Company defers revenue equal to the fair value of the services and products rendered and recognizes such revenue when the products or services are delivered.
The Company generally bills its customers each month for the entire amount of the fees contractually due for the prior month’s enrollments. Deferred revenues arise from agreements which permit upfront billing and collection of fees covering the entire contractual service period, generally 45 days, and delivery of products used to support the contractual services. Fees for service and delivery of products are typically billed in the month after the services are provided and/or products are delivered.
The Company acts as a liaison between a limited number of clients and their vendors on a cost-plus fee basis. The Company has determined it is not the primary obligor for the services. Accordingly, the Company does not reflect the direct costs paid on behalf of, and billed to, the clients in both revenues and cost of revenues. For the year ended December 31, 2008, the nine months ended September 30, 2008 (unaudited) and the period from January 1, 2009 to September 28, 2009 (unaudited), $610,018, $517,738 and $147,414 of pass through costs, respectively, have been netted with service revenue on the Statement of Income.
Share-Based Compensation — The Company has a share-based employee compensation plan, which is described more fully in Note 11 Compensation costs related to share-based payment transactions are recognized in the financial statements. With limited exceptions, the amount of compensation cost is be measured based on the grant-date fair value of the equity instruments issued. Compensation cost is recognized over the period that an employee provides service, usually the vesting period, in exchange for the award. For all unit options awarded, modified, cancelled or repurchased after January 1, 2006, the Company records compensation expense based upon the fair value method at the date of the option grant. Prior to January 1, 2006, the Company applied APB Opinion 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations in accounting for its plan.
Financial Instruments and Fair Value of Financial Instruments — The Company’s primary financial instruments at December 31, 2008 and September 28, 2009 (unaudited) consisted of cash equivalents, accounts receivable, accounts payable and debt. The estimated fair value of these financial instruments approximates their carrying values at December 31, 2008 and September 28, 2009 (unaudited). The estimates have been determined through information obtained from market sources.

FREE & CLEAR, INC.
Notes to Financial Statements

Impairment of Other Long-Lived Tangible and Intangible Assets — The Company evaluates long-lived tangible and intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If indicators of impairment are present with respect to long-lived tangible and intangible assets used in operations and undiscounted future cash flows are not expected to be sufficient to recover the assets’ carrying amount, additional analysis is performed as appropriate and the carrying value of the long-lived asset is reduced to the estimated fair value, if this is lower, and an impairment loss would be charged to expense in the period the impairment is identified. We believe that the carrying values of our other long-lived tangible and intangible assets were realizable as of December 31, 2008 and September 28, 2009 (unaudited).
Recent Accounting Pronouncements —
Recently Issued Standards
In September 2009, the FASB issued Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosure, or ASU 2009-12. This standard provides additional guidance on using the net asset value per share, provided by an investee, when estimating the fair value of an alternate investment that does not have a readily determinable fair value and enhances the disclosures concerning these investments. Examples of alternate investments, within the scope of this standard, include investments in hedge funds and private equity, real estate and venture capital partnerships. This standard is effective for interim and annual periods ending after December 15, 2009. We are currently evaluating the potential impact of this standard.
In August 2009, the FASB issued ASU No.2009-05, Measuring Liabilities at Fair Value, or ASU 2009-05. ASU 2009-05 amends Accounting Standards Codification, or the Codification, Topic 820, Fair Value Measurements. Specifically, ASU 2009-05 provides clarification that, in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: (i) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets and/or (ii) a valuation technique that is consistent with the principles of Topic 820 of the Codification (e.g. an income approach or market approach). ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. This standard is effective for the first reporting period, including interim periods, beginning after issuance. We are currently evaluating the potential impact of this standard.
Recently Adopted Standards
Effective July 1, 2009, we adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles. This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and non-authoritative. The FASB Codification became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s consolidated financial statements.
Effective June 30, 2009, we adopted a new accounting standard for subsequent events. This standard establishes general guidance of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this standard sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or

FREE & CLEAR, INC.
Notes to Financial Statements

transactions that occurred after the balance sheet date. The adoption of this standard did not have any impact on our financial position, results of operations or cash flows.
Effective June 30, 2009, we adopted two new accounting standards which provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. They also provide additional guidelines for estimating fair value in accordance with fair value accounting. The first accounting standard provides additional guidelines for estimating fair value in accordance with fair value accounting. The second accounting standard increases the frequency of fair value disclosures. These standards were effective for fiscal years and interim periods ended after June 15, 2009. The adoption of these accounting standards did not have any impact on our financial position, results of operation or cash flows.
Effective January 1, 2009, we adopted a new accounting standard related to fair value accounting for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually. These include goodwill and other non-amortizable intangible assets. The adoption of this standard did not have a material impact on our financial position, results of operations or cash flows.
Effective January 1, 2009, we adopted a new accounting standard which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. The adoption of this standard did not have any impact on our financial position, results of operations or cash flows.
Effective January 1, 2009, we adopted a new accounting standard for collaborative arrangements related to the development and commercialization of intellectual property. The standard concluded that a collaborative arrangement is one in which the participants are actively involved and are exposed to significant risks and rewards that depend on the ultimate commercial success of the endeavor. The nature and purpose of collaborative arrangements are to be disclosed along with the accounting policies and the classification and amounts of significant financial statement amounts related to the arrangements. Activities in the arrangement conducted in a separate legal entity should be accounted for under other accounting literature; however required disclosure under this new standard applies to the entire collaborative agreement. This standard is to be applied retrospectively to all periods presented for all collaborative arrangements existing as of the effective date. The adoption of this standard did not have any impact on our current or prior consolidated results of operations, financial condition or cash flows.
Other comprehensive income — For the year ended December 31, 2009, the nine months ended September 30, 2008 (unaudited) and the period January 1, 2009 to September 28, 2009 (unaudited) comprehensive income is equal to net income and the Company does not have any other comprehensive income.
Note 2 — Inventories
Inventories are all finished goods and consisted of the following at December 31, 2008 and September 28, 2009 (unaudited):

	2009	2008

Tobacco cessation kits	$231,142	$274,581
Nicotine replacement therapy products	216,965	220,520
Weight management products	49,691	26,366

	$497,798	$521,467

FREE & CLEAR, INC.
Notes to Financial Statements

Note 3 — Furniture, Equipment and Software
Property and equipment consisted of the following at December 31, 2008 and September 28, 2009 (unaudited):

	2009	2008

Furniture and equipment	$875,040	$875,040
Computer hardware	3,345,282	2,913,054
Computer software	1,066,686	843,673
Leasehold improvements	17,030	17,030
Software development costs	2,169,145	2,757,958

	7,473,183	7,406,755
Less accumulated depreciation and amortization	(4,080,031)	(3,584,200)

Total Furniture, Equipment and Software	$3,393,152	$3,822,555

Depreciation and amortization expense for the year ended December 31, 2008, the nine months ended September 30, 2008 (unaudited) and the period from January 1, 2009 to September 28, 2009 (unaudited) was $860,688, $666,694 and $495,831, respectively.
Note 4 — Capitalized Software Costs
The Company capitalizes certain costs incurred to develop internal use software. Capitalization of internally developed software begins upon the establishment of technological feasibility. Costs incurred prior to the establishment of technological feasibility are expensed as incurred. Capitalized development costs are amortized on the straight-line method over the estimated economic life of the software.
Capitalized software development costs subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that the carrying amount may not be recoverable.
Approximately $492,000 in software development costs were capitalized for the replacement of the tobacco cessation program platform during both the year ended December 31, 2008 and the nine months ended September 30, 2008 (unaudited). No amounts were capitalized for this project during the period January 1, 2009 to September 28, 2009 (unaudited). In June 2009, the Company decided to utilize a different technology for the replacement platform and determined that $1,809,330 of software development costs that had previously been capitalized related to this project were no longer recoverable and were charged to expense (unaudited).
Approximately $949,000, $417,000 and $1,220,000 in software development costs were capitalized for the development of the Mind & Body Program™ during the year ended December 31, 2008, the nine months ended September 30, 2008 (unaudited), and the period January 1, 2009 to September 28, 2009 (unaudited), respectively. Software for this project had not been placed in service as of September 28, 2009 and no amortization expense has been recognized.

FREE & CLEAR, INC.
Notes to Financial Statements

Note 5 — Federal Income Taxes
The Company accounts for income taxes based on the accrual basis which uses the liability method. Deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the basis of existing assets and liabilities.
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences in asset and liability bases relate primarily to depreciable assets and deferred rent expense. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income taxes. The components of the deferred tax asset and liability are classified as current and non-current based on their characteristics. Valuation allowances are provided for deferred tax assets based on management’s projection of the certainty and sufficiency of future taxable income to realize the assets.
The income tax provision is summarized as follows:

December
31, 2008

Current Federal tax provision	$(248,185)
Current State tax provision	(7,200)
Deferred income tax benefit	259,480

Income Tax Benefit	$4,095

The following table presents a reconciliation from the U.S. statutory tax rate to the Company’s effective tax rate for the year ended December 31, 2008:

Statutory rate	(34.0%)
Other	(0.3)
Change in valuation allowance	34.4

Effective tax rate	0.1%
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows at December 31, 2008:

Current
Accounts receivable	$10,200
Prepaid expenses	(143,300)
Accruals	125,300
Deferred rent	169,100
Stock options exercised	19,400

Net Current Deferred Tax Asset	$180,700

Noncurrent
Depreciable assets	(30,500)
Amortizable assets	99,000

Net Noncurrent Deferred Tax Asset	$68,500

Net Deferred Tax Assets	$249,200

FREE & CLEAR, INC.
Notes to Financial Statements

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. The Company provided a valuation allowance of $0 at December 31, 2008, September 28, 2009 (unaudited) and September 30, 2008 (unaudited).
On January 1, 2008, the Company adopted the new accounting requirements for uncertain tax positions, which requires the evaluation of tax positions taken or expected to be taken in the course of preparing the company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current year. This change did not have a material impact on the Company’s results of operations or financial condition. There are no interest or penalties accrued related to income tax liabilities at December 31, 2008 or September 28, 2009 (unaudited) and there are no such expenses included in income tax expense for the year ended December 31, 2008, the nine months ended September 30, 2008 (unaudited) or the period from January 1, 2009 to September 28, 2009 (unaudited). The Company is subject to U.S. federal, state and local income tax audits by tax authorities for 2006 through 2008. The Company is not currently under any income tax examination by the IRS or any state authorities.
Note 6 — Qualified Employee Benefit Plan
The Company has a profit sharing plan that includes Internal Revenue Code Section 401(k) provisions for salary deductions. Effective January 1, 2008 the Company amended the plan to provide matching contributions equal to 100% of employee contributions, up to $1,000 annually. All employees are eligible to participate and the Company has made $185,595, $163,868 and $178,912 matching contributions for the year ended December 31, 2008 and the nine months ended September 30, 2008 (unaudited) and the period from January 1, 2009 to September 28, 2009 (unaudited), respectively.
Note 7 — Lease Commitments
The Company leases office space in Seattle, Washington and Honolulu, Hawaii under cancelable lease agreements expiring June 30, 2015 and September 30, 2009, respectively. The terms of both leases require base rental payments plus provisions for additional payments for increases in real estate taxes, insurance, utilities, maintenance and common area costs. The Seattle lease allows the Company to terminate the lease at the end of the fifth year with at least twelve months notice for a fee of $200,000. The lease terms include scheduled rent increases over the life of the lease. In accordance with generally accepted accounting principles, the Company recognizes the rental expense on a straight-line basis over the lease term. The deferred rent liability resulting from these timing differences totaled approximately $497,000 and $529,000 at December 31, 2008, and September 28, 2009 (unaudited), respectively. Subsequent to September 28, 2009, the Company amended the lease to extend the lease term through June 30, 2020, see Note 13.
Rent expense for operating leases totaled $1,095,381 for the year ended December 31, 2008 and $824,696 and $804,700 for the nine months ended September 30, 2008 (unaudited) and the period January 1, 2009 to September 28, 2009 (unaudited), respectively.
The following is a schedule of future minimum lease payments under the cancelable operating leases for the two office spaces:

FREE & CLEAR, INC.
Notes to Financial Statements

Year Ended December 31,

2009	$977,784
2010	993,024
2011	1,034,400
2012	1,075,776
2013	1,117,152
Thereafter	1,748,136

Total Minimum Rental Payments	$6,946,272

Note 8 — Line of Credit
The Company has a line of credit with Comerica Bank providing for advances up to $2,500,000. Advances may not exceed 85% of eligible accounts as determined by the bank. Advances are subject to interest at the Bank’s prime rate (3.25% December 31, 2008). The line is secured by substantially all of the assets of the Company. There were no borrowings outstanding on the line of credit at any time during the year ended December 31, 2008, the nine months ended September 30, 2008 (unaudited) or the period January 1, 2009 to September 28, 2009 (unaudited), and no interest expense was paid. Subsequent to year end, the Company restructured its debt with Square 1 Bank, see Note 13.
Note 9 — Long-Term Debt
The Company has an equipment term loan with Comerica Bank expiring in April 2010. The term loan was secured by substantially all of the assets of the Company and beared interest at the Bank’s prime rate (3.25% at December 31, 2008). As of December 31, 2008, $1,397,643 in borrowings were outstanding on the term loan. Subsequent to December 31, 2008, the Company repaid the Comerica term loan in full and restructured its debt with Square 1 Bank, see Note 13.
Principal maturities on long-term debt are as follows:

	At September
	28, 2009	At December
	(unaudited)	31, 2008
Year ending
2009	$133,333	$929,421
2010	533,333	418,600
2011	533,333	49,622
2012	88,890

	1,288,889	1,397,643
Less current portion of long-term debt	(533,333)	(929,421)

Long-term debt, less current portion	$755,556	$468,222

Interest expense for the year ended December 31, 2008, the nine months ended September 30, 2008 (unaudited) and the period January 1, 2009 to September 28, 2009 (unaudited) was $80,435, $65,818 and $33,976, respectively.

FREE & CLEAR, INC.
Notes to Financial Statements

Note 10 — Redeemable Preferred Stock
In November 2003 and October 2004, the Company issued a total of 10,125,000 shares of Redeemable Series A-1 Preferred Stock (the “Series A-1” stock) in exchange for $10,125,000 in cash.
At any time on or after the fifth anniversary of the original issue date of the Series A-1 Stock, and at the election of the holders of at least a majority of the then outstanding shares of Series A-1 Stock, the Company is required to redeem all outstanding shares of Series A-1 Stock which have not been converted into common stock, in three (3) equal annual installments (each a “Redemption Date”) by paying in cash an amount per share equal to (i) the appropriate Liquidation Preference for such share of Series A-1 Stock, plus (ii) interest on the Liquidation Preference from the original issue date of the Series A-1 Stock at the rate of ten percent (10%) per annum through the applicable Redemption Date, plus (iii) an amount equal to all declared and unpaid dividends thereon, whether or not earned (the “Redemption Price”). Any amount of the Redemption Price due on a Redemption Date that is not paid when due will bear interest at a rate of one percent (1%) per month (not to exceed the maximum rate permitted by law) until paid. The Series A-1 Stock has a liquidation preference of $1.00 per share (a total of $10,125,000), adjusted for recapitalizations
As set forth in the rules of the Securities and Exchange Commission, preferred securities that are redeemable at the option of the holder must be classified outside of permanent equity, with increases in the redemption amount accounted for similar to preferred stock dividends. Since the Series A-1 and B-1 preferred shares’ redemption amount increases at 10% per year with the liquidation preference, the carrying amount has increased accordingly.
Each share of Series A-1 stock may be convertible, at the option of the holder, at any time after the issuance of such share into that number of fully-paid, non-assessable shares of common stock commensurate to the value of the Series A-1 shares converted. Each holder of the Series A-1 stock shall also be entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A-1 stock held could be converted as of the record date. Holders of Series A-1 stock and common stock shall vote together as one class.
Upon sale of stock or dissolution, the holders of the Series A-1 stock shall, unless converted into common stock, receive a distribution equal to the sum of a) the liquidation preferences specified for such share of Series A-1 stock and b) all declared but unpaid dividends on such shares of Series A-1 stock. If upon dissolution, the Company’s assets are insufficient to pay such holders the amounts specified above, and then the entire assets of the Company shall be distributed with equal priority and pro rata among the holders of Series A-1 stock.
In February 2006 the Company issued 2,564,103 shares of Redeemable Series B-1 Preferred Stock (the “Series B-1” stock) in exchange for $7,500,001 in cash. The rights and preferences of the Series B-1 Stock are identical to those of the Series A-1 Stock except for the per share amount of the Series B-1 Stock liquidation preference, which is $2.925 per share (a total of $7,500,001).
The Company has 10,125,000 shares of Series A-2 Preferred Stock authorized at $0.001 par and 2,600,000 shares of Series B-2 Preferred Stock authorized at $0.001 par. At December 31, 2008 and September 28, 2009 there were no Series A-2 or B-2 shares issued or outstanding.
As of December 31, 2008 and September 28, 2009, there were no declared but unpaid dividends and none of the holders of the Series A-1 or B-1 stock had elected to have the Company redeem their shares. On September 28, 2009, as part of the acquisition by Alere LLC, all of the outstanding Series A-1 Stock and

FREE & CLEAR, INC.
Notes to Financial Statements

Series B-1 stock were converted into shares of common stock of the Company and acquired by Alere LLC (see Note 13).
Note 11 — Stockholders’ Equity
On September 28, 2009, all of the stock of the Company was acquired by Alere LLC (see Note 13).
On July 30, 2008, the board of directors of the Company declared a $6.0 million dividend to be distributed pro-rata to all stockholders of record as of August 15, 2008. The dividend was paid on August 29, 2008.
Stock Option Plan — The Company has granted to employees and directors options to purchase shares of the Company’s common stock under the Company’s 2003 Stock Option Plan (“the Plan”). Options issued generally vest over a four year period and expire 10 years from the date of grant. At December 31, 2008, there are 3,466,159 options for common stock reserved under the Plan, and 2,900,020 options have been exercised and 702,969 stock options were outstanding at a weighted average exercise price of $1.35. At September 28, 2009 (unaudited), there are 3,694,047 options for common stock reserved under the Plan, and 3,070,321 options have been exercised and 552,424 stock options were outstanding at a weighted average exercise price of $1.86.
Effective January 1, 2006, the Company adopted the fair value method of recording stock-based compensation, as defined in Statement of Financial Accounting Standards (FAS) No. 123R, “Accounting for Share-Based Compensation,” for stock options awarded to employees after the date of adoption.
Prior to January 1, 2006, the Company accounted for the Plan under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” (APB 25) and related interpretations. APB No. 25 required the use of the intrinsic value method, which measured compensation cost as the excess, if any, of the quoted market price of the stock at the measurement date over the amount an employee must pay to acquire the stock.
The fair value of the stock is determined by management, based upon input provided by an independent valuation company. The fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing model with the following assumptions for grants since January 1, 2008:

Risk free interest rate	3.17%
Volatility factor	50%
Dividend yield	None
Expected lives	7 years
A summary of option activity under the Plan as of December 31, 2008 and changes since December 31, 2008 is presented below:

			Remaining
		Weighted Average	Contractual Term
Options	Shares	Exercise Price	(in years)
Outstanding at January 1, 2008	1,557,554	$0.421	7.60
Granted	224,550	2.911	9.44
Exercised	(1,013,833)	0.183
Canceled	(65,302)

FREE & CLEAR, INC.
Notes to Financial Statements

			Remaining
		Weighted Average	Contractual Term
Options	Shares	Exercise Price	(in years)
Outstanding at December 31, 2008	702,969	1.353	7.84
Granted (unaudited)	44,650	2.160	9.57
Exercised (unaudited)	(170,275)	0.352
Canceled (unaudited)	(24,920)

Outstanding at September 28, 2009 (unaudited)	552,424	$1.860	7.54

Exercisable at December 31, 2008	124,293	$0.909	6.92

Exercisable at September 28, 2009 (unaudited)	348,951	$1.236	6.94

The weighted-average fair value of options granted during 2008 and 2009 was $0.901 and $2.16, respectively. Total recognized compensation expense was $39,436 for the year ended December 31, 2008 and $17,702 and $73,044 for the nine months ended September 30, 2008 (unaudited) and period from January 1, 2009 to September 28, 2009 (unaudited), respectively.
A summary of the status of the Company’s non-vested options as of December 31, 2008 and changes since December 31, 2008 is presented below:

	Non-	Weighted Average
Options	Vested	Fair Value
January 1, 2008	953,765	$0.190
Granted	224,550	0.857
Canceled	(44,888)
Vested	(554,751)	0.185

December 31, 2008	578,676	0.458

Granted (unaudited)	44,650	1.136
Canceled (unaudited)	(18,595)
Vested (unaudited)	(401,258)	0.691

September 28, 2009 (unaudited)	203,473	$1.301

FREE & CLEAR, INC.
Notes to Financial Statements

The non-vested options disclosed above include options granted prior to January 1, 2006 and accounted for under APB 25. At December 31, 2008 and September 28, 2009 (unaudited) there were 70,999 and 805 non-vested shares granted prior to January 1, 2006.
As of December 31, 2008 and September 28, 2009 (unaudited), there was a total of $142,773 and $263,126 respectively, in unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. The cost is expected to be recognized over a weighted-average period of 3.3 years.
Note 12 — Related Party Transactions
The Company has had sales of various products and services to two stockholders in 2008 and 2009. Sales to these two stockholders totaled $1,350,000, $1,102,000 and $1,130,000 for the year ended December 31, 2008, the nine months ended September 30, 2008 (unaudited) and the period January 1, 2009 to September 28, 2009 (unaudited), respectively. Accounts receivable from these two stockholders totaled $43,000 and $139,000 at December 31, 2008 and September 28, 2009, respectively.
Note 13 — Subsequent Events
Debt financing — In January 2009, the Company signed an agreement to refinance both the line of credit and term loan at a different financial institution. Advances bear interest on the outstanding daily balance at the financial institution’s prime rate and are secured by substantially all of the assets of the Company. The Company initially borrowed $1,600,000 on the term loan with an option to borrow up to $750,000 in additional funds which is due in 36 monthly installment payments. Line of credit advances and term loan borrowings must not exceed $5,000,000 in the aggregate. The Company made principal payments in the amount of $311,111 in the period from January 1, 2009 to September 28, 2009 related to the new debt.
Merger with Alere LLC — On September 28, 2009, all of the outstanding shares of stock of the Company were acquired by Alere, LLC.
Alere will pay an initial purchase price of $105.3 million in cash and assume and immediately repay indebtedness of the Company totaling approximately $1.3 million. Alere may be obligated to pay up to an additional $30.0 million in cash to the former stockholders of the Company as an earn-out payment, based on the amount of the Company’s 2010 calendar year net revenue and EBITDA margin.
In order to partially fund the acquisition of the Company, Inverness Medical Innovations, Inc. (“Inverness”), parent company of Alere, issued $100.0 million in aggregate principal amount of Inverness’ 7.875% senior notes due 2016 in a transaction exempt from the registration requirements of the Securities Act. Upon the occurrence of certain events, the Company will become a guarantor of this and certain other indebtedness along with certain other U.S. subsidiaries of Inverness.
Pursuant to the terms of the Company’s 2003 Stock Option Plan, concurrent with the purchase, all outstanding stock options became fully vested, and all holders of unexercised options were paid a cash amount equivalent to the per share purchase price less the option’s per share exercise cost and the Stock Option Plan was terminated.
Collaboration Agreement with American Cancer Society - — On October 9, 2009, the Company entered into a ten-year strategic business collaboration with American Cancer Society (“ACS”). Under the terms of the agreement, ACS assigned of its tobacco cessation clients to Free & Clear, and the Company began providing services to those clients. The terms of the collaboration agreement require the Company to pay a fee to ACS over the term of the agreement, based on enrollment volumes. Although not required by the agreement with ACS, the Company hired approximately 100 then-employees of ACS, all located in Texas, to become Service Delivery staff.